Exhibit 5.1

July 16, 2019

CNS Pharmaceuticals, Inc.

2100 West Loop South, Suite 900

Houston, TX 77027

Re:	CNS Pharmaceuticals, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the filing of the above referenced Registration Statement (as amended from time to time, and including the prospectus included therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of (i) up to 2,443,750 shares of common stock (including up to 318,750 shares that may be sold pursuant to the exercise of an over-allotment option), par value $0.001 per share, of the Company (the “Shares”); and (ii) the issuance of a warrant to the underwriters (the “Warrants”) to purchase that number of shares of common stock as contemplated pursuant to the Registration Statement (the “Warrant Shares”).

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Registration Statement, the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Shares and Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed, including, without limitation (a) the Articles of Incorporation of the Company, as amended to date, (b) the Bylaws of the Company, as amended to date, (c) certain resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent), (d) the form of Common Share Purchase Warrant evidencing and documenting the Warrants (the “Warrant Agreement”); (e) the form of Underwriting Agreement in connection with the offering described in the Registration Statement (the “Underwriting Agreement”); and (f) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed that the documents and instruments submitted to us have not been amended or modified since the date submitted and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations. The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may affect the opinions we express herein.

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that all governing documents under which the Shares and Warrants are to be issued will have been duly authorized, executed and delivered by all parties thereto, and the signatures on documents examined by us are genuine.

CNS Pharmaceuticals, Inc.

July 16, 2019

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than the Company; (vii) the obligations of parties other than the Company to the Warrant Agreement and Underwriting Agreement being valid, binding and enforceable; (viii) the legal capacity of all natural persons; (ix) the Registration Statement, and any amendments thereto, has or will have become effective (and will remain effective at the time of issuance of any Shares, Warrants and Warrant Shares (as defined below) thereunder); (x) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement and Underwriting Agreement and the shares of common stock issuable upon exercise of the Warrant (the “Warrant Shares”), as contemplated by the Underwriting Agreement and Warrant, and will receive the full amount of the consideration for which the Board of Directors (or any duly authorized pricing committee or designee thereof) authorized the issuance of the Shares and Warrant Shares; (xi) the resolutions authorizing the Company to issue, offer and sell the Shares and Warrants will be in full force and effect at all times at which the Shares and Warrants are offered, issued and sold by the Company; and (xii) the Company will issue a share certificate or certificates to each purchaser of the Shares and Warrant Shares certifying the number of Shares and Warrant Shares held by such purchaser, or such Shares and Warrant Shares will be registered by book entry registration in the name of such purchaser, if uncertificated. We express no opinion as to the enforceability of the Underwriting Agreement or Warrant Agreement.

We have also assumed that (i) shares of common stock of the Company will remain authorized and available for issuance of the Warrant Shares upon exercise of the Warrants; and (ii) none of the Company’s charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Shares and grant of the Warrants, will be rescinded, amended or otherwise modified prior to the issuance of the Shares and grant of the Warrants and no Shares or Warrant Shares will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) the Warrants being acquired pursuant to the Registration Statement, Underwriting Agreement and Warrant Agreement, when issued and acquired as contemplated in the Registration Statement, Underwriting Agreement and Warrant Agreement will be duly authorized and constitute valid and legally binding obligations of the Company; and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares, Warrants or Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

CNS Pharmaceuticals, Inc.

July 16, 2019

We have not been engaged to examine, nor have we examined, the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-1, and we express no opinion with respect thereto.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC